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                                    AGREEMENT


            This Agreement (this "Agreement") dated as of May 21, 2000 between the Committee of Concerned Dairy Mart Shareholders (the "Committee") and Frank Colaccino ("Colaccino"), on the one hand, and Dairy Mart Convenience Stores, Inc., a Delaware corporation (the "Company"), on the other hand.

            WHEREAS, the Company has distributed definitive proxy materials (the "Company Proxy Materials") in respect of its 2000 Annual Meeting of Stockholders (the "Meeting") currently scheduled to be held on May 25, 2000;

            WHEREAS, the Committee has distributed definitive proxy materials (the "Committee Proxy Materials") with respect to its proposal to nominate eight individuals to stand for election as directors at the Meeting in opposition to the management slate; and

            WHEREAS, the parties hereto wish to enter into a settlement on the terms and subject to the conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

1. Before the opening of the stock markets on Monday, May 22, 2000, the Company and the Committee shall issue a joint press release in the form attached hereto as Exhibit A.

2. After the execution of this Agreement, each of the Committee and Colaccino shall not, directly or indirectly, and shall use their best efforts to cause each "participant" (as such term is defined in Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and each of their agents and representatives not to, solicit any proxies or participate in any "solicitation" of any "proxy" (as such terms are defined in Rule 14a-1 under the Exchange Act, and including without limitation any revocations of proxies granted to the Company) with respect to matters to be presented at the, and shall not become a "participant" in any election contest relating to the Meeting, and (b) shall not take any other actions inconsistent with the matters contemplated hereby. As soon as possible on Monday, May 22, 2000, the Committee will inform the Securities and Exchange Commission of the foregoing.

3. Colaccino and the Committee hereby withdraw the letter from Cede & Co. on behalf of its participant and the participant's customer and the letter from the Committee, each dated May 5, 2000 to the Company providing notice that Colaccino intends to nominate eight persons (the "Committee Nominees") for election as directors of the Company at the Meeting. The parties agree that the foregoing will not require any action by Cede & Co.

4. Colaccino and the Committee will cause the proxies named in the Committee Proxy Material, or their substitutes, to be present at the Meeting with all proxies that have been granted to

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    them and not revoked prior to the Meeting. Each of Colaccino and the
    Committee will not, and will use their best efforts to cause the other members of the Committee not to, nominate the Committee Nominees or any other individual for election as directors at the Meeting.

5. Colaccino will promptly sign, date and return to the Company a white proxy card marked to vote FOR all of management's nominees with respect to all shares of the Company's common stock that are beneficially owned by him, whether individually or in any other capacity. In the event that Colaccino beneficially owns any such shares in "street" name and not of record, he will take all action necessary to cause the record owner of such shares to vote for management's nominees at the Meeting.

6. Each party hereto hereby releases and forever discharges each other party hereto and their respective present and former officers, directors, agents, attorneys, investment bankers, subsidiaries, affiliates, advisors and representatives, of and from all debts, demands, actions, causes of actions, suits, damages, losses and any and all claims, demands and liabilities whatsoever of every name and nature, whether known or unknown, both in law and in equity, against such other party or any of its assigns, which the releasing party has or ever had from the beginning of the world to the date hereof; provided, however, that the foregoing release shall not apply to any claims arising in respect of the performance of this Agreement.

7. Promptly after the execution of this Agreement, the Company shall pay, by wire transfer, to the Committee, or to those persons as shall be designated by the Committee, the aggregate amount of $150,000 in full reimbursement of the Committee's or any Committee member's expenses incurred in connection with the Committee Proxy Materials and related matters.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. This Agreement may be executed in one or more counterparts by each of the parties hereto, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

9. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

10. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person.

11. Each of the parties hereto agrees that money damages would not be a sufficient remedy for any breach of this Agreement by any party hereto and that any party hereto shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.
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12. The Company will make available to Colaccino any confidential memorandum prepared by the Company's investment bankers when it becomes available; provided that Colaccino shall have entered into a confidentiality agreement in form and substance customary under the circumstances.


                                             DAIRY MART CONVENIENCE STORES, INC.



                                             By: /s/ Robert Stein
                                                 -------------------------------
                                                 Name:  Robert Stein
                                                 Title: Chief Executive Officer



                                                 COMMITTEE OF CONCERNED DAIRY
                                                      MART SHAREHOLDERS



                                             By: /s/ Frank Colaccino
                                                 -------------------------------
                                                     Frank Colaccino, Chairman



                                                 FRANK COLACCINO


                                                 /s/ Frank Colaccino
                                                 -------------------------------